EXHIBIT 10.3

PLAN AND AGREEMENT OF STOCK EXCHANGE

AMONG

HYBRID DYNAMICS CORPORATION

PUKKA USA, INC.

AND

THE SHAREHOLDERS OF
FIRE ANT CORPORATION

DATED August 23, 2007

TABLE OF CONTENTS

PLAN AND AGREEMENT OF REORGANIZATION

AGREEMENT

Section 1 - Transfer of Shares

Section 2 - Issuance of EXCHANGE SHARES to OWNERS

Section 3 – Intentionally Left Blank

Section 4 – Closing

Section 5 - Representations and Warranties by ACQUIREE and OWNERS

Section 6 - Representations and Warranties by ACQUIROR

Section 7 - Access and Information

Section 8 - Covenants of ACQUIREE and OWNERS

Section 9 - Covenants of ACQUIROR

Section 10 - Additional Covenants of the Parties

Section 11 - Non-Survival of Representations, Warranties and Covenants

Section 12 - Conditions Precedent to Obligations of Parties

Section 13 - Termination, Amendment, Waiver

Section 14 – Miscellaneous

EXHIBIT LIST

Exhibit "A-1"     UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HYBRID DYNAMICS CORPORATION

Exhibit “A-2”     ACTION BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS OF PUKKA USA, INC.

Exhibit "B"         ACTION BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS OF FIRE ANT CORPORATION

Exhibit “C”        ACQUIREE FINANCIAL STATEMENTS

Exhibit “D”        ACQUIROR FINANCIAL STATEMENTS

Exhibit “E”        ACQUIROR CAPITALIZATION & SHAREHOLDERS

Exhibit “F”        FORM OF INDIVIDUAL OWNER REPRESENTATION LETTER

PLAN AND AGREEMENT OF STOCK EXCHANGE

This Plan and Agreement of STOCK EXCHANGE ("Agreement") is entered into on this 23rd day of August, 2007 by and between HYBRID DYNAMICS CORPORATION, a Nevada corporation (“HYBRID”), PUKKA USA, INC., a Utah corporation (the "ACQUIROR"), on the one hand and FIRE ANT CORPORATION (the "ACQUIREE”), a Utah corporation and the shareholders of ACQUIREE whose names appear below (the “OWNER” OR “OWNNERS”).

RECITALS:

WHEREAS, the transaction contemplated by this Agreement is intended to be a qualified Type "B" reorganization pursuant to Internal Revenue Code Section 368, and conforming Utah and Nevada law, and

WHEREAS, ACQUIREE is the holder of intellectual technology for a spring-loaded, regenerative braking system for light electric and hybrid vehicles, and

WHEREAS, ACQUIROR intends to acquire: 100% of ACQUIREE’s issued and outstanding capital stock (the “ACQUIREE SHARES”), and

WHEREAS, the ACQUIREE SHARES are to be acquired in exchange for 2,000,000 shares of the common stock of HYBRID, $0.00015 par value (post 1 for 100 reverse split),  and

WHEREAS, following consummation of the transaction set forth hereinafter, ACQUIROR would hold 100% of the then outstanding common stock of ACQUIREE and the ACQUIREE would become the wholly-owned subsidiary of ACQUIROR.

NOW, THEREFORE, WITNESSETH that in consideration of the mutual promises and covenants hereinafter stipulated and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

Section 1
TRANSFER OF SECURITIES

1.1       OWNERS, as of the date of Closing as such term is defined in Section 4 herein (the "Closing" or the "Closing Date"), shall transfer, assign, convey and deliver to ACQUIROR on the Closing Date, one hundred percent (100%) of ACQUIREE’s issued and outstanding capital stock, consisting of one million (1,000,000) shares of common stock, $0.0001 par value (the “ACQUIREE SHARES”).   The transfer of the ACQUIREE SHARES shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as OWNERS and ACQUIROR shall have otherwise agreed in writing.

1.2       For purposes hereof, the ACQUIREE SHARES shall include all of the issued and outstanding shares of capital stock of ACQUIREE owned by OWNERS, which shares shall constitute all of the issued and outstanding equity securities of ACQUIREE.  OWNERS and AQUIREE shall represent and warrant that there are no other securities of ACQUIREE issued and outstanding other than the ACQUIREE SHARES being conveyed hereunder.

Section 2
ISSUANCE OF EXCHANGE SHARES TO OWNER

2.1       As consideration for the transfer, assignment, conveyance and delivery of the ACQUIREE SHARES hereunder, ACQUIROR shall, at the Closing, deliver to OWNERS certificates representing two million (2,000,000) post 100-to-1 reverse split shares of HYBRID common stock, $0.00015 par value, (the "EXCHANGE SHARES"), in the number as set forth on opposite the name of each OWNER signatory hereto.  The parties hereto represent, acknowledge and agree that the EXCHANGE SHARES being issued hereunder are being used solely to acquire all of the ACQUIREE SHARES.  (The issuance of the EXCHANGE SHARES in consideration of the ACQUIREE SHARES hereinafter referred to as the “EXCHANGE” or the “EXCHANGE TRANSACTION”).  HYBRID represents that contemporaneously with this transaction, HYBRID’s common stock is in the process of a 100-to-1 reverse stock split, and it is the intention of all parties hereto that the EXCHANGE SHARES being issued hereunder shall be shares of HYBRID common stock issued subsequent to the closing of its aforementioned reverse split.

2.2       The issuance of the EXCHANGE SHARES shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as OWNERS and ACQUIROR shall have otherwise agreed in writing.

2.3       None of the EXCHANGE SHARES issued to the OWNERS, nor any of ACQUIROR’S shares, at the time of Closing, shall be registered under federal securities laws but, rather, shall be issued pursuant to an exemption there from and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of the respective certificates representing such shares shall bear a legend worded substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT AND UNDER SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH STATE LAWS IS NOT REQUIRED.”

The respective transfer agents of ACQUIROR and ACQUIREE shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that ACQUIROR register the OWNERS’ EXCHANGE SHARES under the Act or any state securities laws, nor shall OWNERS or the ACQUIREE be required to register any of the ACQUIREE SHARES under the Act or any state securities laws.

Section 3
Intentionally Left Blank.

Section 4
CLOSING

4.1       Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Sections 3 and 12 hereof, the Closing shall take place on the Closing Date at the offices of ACQUIROR, at 10:00 A.M., local time, or at such other time on the Closing Date as OWNERS and ACQUIROR may mutually agree in writing.

4.2       Closing Date. The Closing Date of the Exchange shall take place on a date chosen by mutual agreement of OWNERS and ACQUIROR within thirty (30) days from the date of this Agreement, but not later than the date set forth in subsection 13.1(b) herein below or such later date upon which OWNERS and ACQUIROR may mutually agree in writing.

4.3       Deliveries at Closing.

(a)       OWNERS shall deliver or cause to be delivered to ACQUIROR at Closing:

(i)       Certificates representing all shares of ACQUIREE’S issued and outstanding capital stock as described in Section 1.1, each endorsed in blank by the registered owner;

(b)       ACQUIREE shall deliver or cause to be delivered to ACQUIROR at Closing:

(i)       A copy of a consent of the board of directors of ACQUIREE and copy of a consent of stockholders, if required, authorizing ACQUIREE to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit “B”;

(ii)       A copy of a Certificate of Good Standing for ACQUIREE issued not more than thirty (30) days prior to Closing by the Nevada Secretary of State; and

(iii)       A copy of ACQUIREES Articles of Incorporation and By-Laws certified as of the Closing Date by the Secretary of ACQUIREE.

(iv)       All of ACQUIROR'S corporate records;

(v)       Such other documents, instruments or certificates as shall be reasonably requested by ACQUIROR or its counsel.

(c)       ACQUIROR shall deliver or cause to be delivered to OWNER at Closing:

(i)       A copy of a consent of the board of directors of HYBRID and of ACQUIREE authorizing HYBRID and ACQUIROR to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit “A-1” and “A-2”;

(ii)       A copy of a Certificate of Good Standing for ACQUIROR issued not more than thirty (30) days prior to Closing by the Secretary of State of Nevada;

(iii)       Stock certificate(s) or a computer listing from ACQUIROR'S transfer agent representing the EXCHANGE SHARES to be newly issued by ACQUIROR under this Agreement, which certificates shall be in the name of the OWNERS, each in the appropriate denomination as described in Section 2;

(iv)       Articles of Incorporation and Bylaws of ACQUIROR certified as of the Closing Date by the Secretary of ACQUIROR;

(v)       Such other documents, instruments or certificates as shall be reasonably requested by ACQUIREE, OWNERS or their counsel.

4.4       Filings; Cooperation.

(a)       Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 12 below.

(b)       On and after the Closing Date, ACQUIROR, ACQUIREE and the OWNERS shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

Section 5
REPRESENTATIONS AND WARRANTIES BY ACQUIREE AND OWNER

5.1       Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedule(s) shall be acceptable to ACQUIROR), ACQUIREE and OWNERS represent and warrant to ACQUIROR as follows:

(a)       Organization and Good Standing.

(i)       ACQUIREE. ACQUIREE is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereunder and to own and operate its businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a material adverse effect.  ACQUIREE is duly qualified as a foreign company or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a material adverse effect. The Articles of Incorporation of ACQUIREE and all Amendments thereto as presently in effect, and the Bylaws of ACQUIREE as presently in effect, both of which shall be certified by the Secretary of ACQUIREE, have been delivered to ACQUIROR and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

(ii)       OWNERS. OWNERS are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization.  OWNERS each have the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereunder.

(b)       Capitalization.

(i)       ACQUIREE’S authorized capital consists of 1,000,000 shares of common $0.0001 par value and 1,000,000 preferred stock $0.0001 par value of which, as of the date hereof, 1,000,000 shares of common stock and no shares of preferred stock are issued and outstanding and held of record solely by OWNERS. All such outstanding shares are validly issued, fully paid and non-assessable. Except as otherwise described herein, there are no other outstanding securities including options and warrants, and the 1,000,000 shares of common stock described above represent all of the ownership equity interests of ACQUIREE.

(ii)       All securities issued by ACQUIREE as of the date of this Agreement have been issued in compliance with all applicable state and federal laws. Except as set forth in the financial statements of ACQUIREE no other equity securities or debt obligations of ACQUIREE are authorized, issued or outstanding.

(c)       Subsidiaries. Except as set forth in the financial statements of ACQUIREE and in this section, ACQUIREE has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

(d)       Financial Statements. ACQUIREE will deliver to ACQUIROR, prior to Closing, a copy of the unaudited balance sheet and income statement of ACQUIREE for the year ended December 31, 2006 and the six months ended June 30, 2007, as certified by the President and Treasurer of ACQUIREE as true and complete (the “ACQUIREE FINANCIAL STATEMENTS”) and attached hereto and incorporated herein as Exhibit “C.”

(e)       Absence of Undisclosed Liabilities. ACQUIREE has no liabilities which are not adequately reflected or reserved against in the ACQUIREE FINANCIAL STATEMENTS or otherwise reflected in this Agreement and ACQUIREE shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after the date of this Agreement and would be individually or in the aggregate, material to the results of operations or financial condition of ACQUIREE as of the Closing Date.

(f)       Litigation. Except as disclosed in the ACQUIREE FINANCIAL STATEMENTS, there are no (i) outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against OWNERS, ACQUIREE or their properties, and there are no (ii) actions, suits or proceedings pending, or, to the knowledge of OWNERS or ACQUIREE, threatened against or affecting OWNERS or ACQUIREE, any of their officers, employees or directors relating to their positions as such, or any of their properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of ACQUIREE which might result in any material adverse change in the operations or financial condition of ACQUIREE, or which might prevent or materially impede the consummation of the transactions under this Agreement.

(g)       Compliance with Laws. To the best of their knowledge, the operations and affairs of ACQUIREE do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of ACQUIREE.

(h)       Absence of Certain Changes. Except as set forth in the ACQUIREE FINANCIAL STATEMENTS or otherwise disclosed in writing to ACQUIROR, since the date of this Agreement:

(i)       ACQUIREE has not entered into any material transaction;

(ii)       There has been no change in financial or other condition, business, property, prospects, assets or liabilities of ACQUIREE as shown on the ACQUIREE FINANCIAL STATEMENTS, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;

(iii)       There has been no damage to, destruction of or loss of any of the properties or assets of ACQUIREE (whether or not covered by insurance) materially and adversely affecting the financial or other condition, business, property, prospects, assets or liabilities of ACQUIREE;

(iv)       ACQUIREE has not declared, or paid any dividend or made any distribution on their capital stock or member interests, redeemed, purchased or otherwise acquired any of their capital stock or member interests, granted any options to purchase shares of their stock or member interests, or issued any shares of their capital stock or member interests;

(v)       There has been no material change, except in the ordinary course of business, in the contingent obligations of ACQUIREE by way of guaranty, endorsement, indemnity, and warranty or otherwise;

(vi)       There have been no loans made by ACQUIREE to its employees, officers or directors;

(vii)       There have been no waivers or compromises by ACQUIREE of a valuable right or of a material debt owed to them;

(viii)      There have been no extraordinary increases in the compensation of any of ACQUIREE employees, officers or directors;

(ix)       There has been no agreement or commitment by ACQUIREE to do or perform any of the acts described in this Section 5.1(h); and

(x)       There has been no other event or condition of any character, which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of ACQUIREE or to impair materially the ability of ACQUIREE to conduct the business now being conducted.

(i)       Employees. There are, except as disclosed in the ACQUIREE FINANCIAL STATEMENTS no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between ACQUIREE and any of its directors, officers or employees. Employee agreements will be supplied at the Closing.

(j)       Assets. All of the assets reflected on the ACQUIREE FINANCIAL STATEMENTS or acquired and held as of the Closing Date, will be owned by ACQUIREE on the Closing Date.  ACQUIREE owns outright and have good and marketable title, or holds valid and enforceable leases, to all of such assets. None of ACQUIREE’s equipment used by ACQUIREE in connection with its business has any material defects and all of them are in all material respects in good operating condition and repair, and are adequate for the uses to which they are being put; none of ACQUIREE’s equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repair. ACQUIREE represents that, except to the extent disclosed in or reserved against on the

ACQUIREE FINANCIAL STATEMENTS, it is not aware of any accounts and contracts receivable existing that, in its judgment, would be uncollectible.

(k)       Tax Matters. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of ACQUIREE have been timely filed. On the date of this Agreement, ACQUIREE is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

(l)       Operating Authorities. To the best knowledge of OWNER and ACQUIREE, ACQUIREE has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted.  During the period encompassed by the ACQUIREE FINANCIAL STATEMENTS, there have not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

(m)       Continuation of Key Management. To the best knowledge of ACQUIREE, all key management personnel of ACQUIREE do not intend to continue their employment with ACQUIREE after the Closing.

(n)       Books and Records. The books and records of ACQUIREE are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving ACQUIREE which properly should have been set forth therein and which have not been accurately so set forth.

(o)       Authority to Execute Agreement. The Board of Directors of ACQUIREE, pursuant to the power and authority legally vested in them, have duly authorized the execution and delivery by ACQUIREE of this Agreement, and have duly authorized each of the transactions hereby contemplated. ACQUIREE has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. ACQUIREE has taken all actions required by law, its Articles of Incorporation and By-Laws, as amended, the respective partnership or operating agreements of any joint venture in which ACQUIREE owns an interest, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon ACQUIREE and the OWNERS in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, or the partnership or operating agreements of any joint venture in which ACQUIREE owns an interest, as the case may be, of ACQUIREE, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to ACQUIREE.

(p)       Finder's Fees. Both ACQUIREE and OWNERS have not paid, and on the Closing Date will not be liable or obligated to pay, any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

5.2       Disclosure. At the date of this Agreement, ACQUIREE and the OWNERS, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of ACQUIREE. ACQUIREE and OWNERS have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect ACQUIREE business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to ACQUIROR by ACQUIREE and/or by OWNERS in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

Section 6
REPRESENTATIONS AND WARRANTIES BY ACQUIROR AND HYBRID

6.1       Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to OWNERS), ACQUIROR and HYBRID represent and warrant to ACQUIREE and the OWNERS as follows:

(a)       Organization and Good Standing. ACQUIROR and HYBRID are each currently a corporation duly organized, validly existing and in good standing under the laws of the States of Utah and Nevada, respectively, and have full corporate power and authority to own or lease their properties and to carry on their business as now being conducted and as proposed to be conducted. ACQUIROR and HYBRID are qualified to conduct business as foreign corporations in no other jurisdiction, and the failure to so qualify in any other jurisdiction does not materially, adversely affect the ability of ACQUIROR and HYBRID to carry on their business as most recently conducted. The Articles of Incorporation of ACQUIROR and HYBRID and all amendments thereto as presently in effect, and the Bylaws of ACQUIROR and HYBRID as presently in effect, both of which shall be certified by the Secretary of ACQUIROR and HYBRID. respectively, have been delivered to OWNERS and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

(b)       Capitalization. HYBRID'S authorized capital stock consists of (i) 99,000,000 shares of $0.00015 par value common stock of which 257,933 are outstanding as of the date of this Agreement, (ii) 340,000 shares of $0.0001 par value preferred stock of which no shares are issued and outstanding and (iii) 660,000 shares of Series A Preferred Stock of which no shares are issued and outstanding as of the date of this Agreement. No other equity securities or debt obligations of HYBRID are authorized, issued or outstanding. The EXCHANGE SHARES are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding shares of HYBRID’s common stock are validly issued, fully paid and non-assessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of HYBRID.

(c)       Issuance of EXCHANGE SHARES. All of the EXCHANGE SHARES to be issued to or transferred to OWNERS pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

(d)       No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by ACQUIROR with any of the provisions hereof will:

(i)       Violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of ACQUIROR or HYBRID or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which ACQUIROR or HYBRID is a party, or by which they or their properties or assets may be bound or affected; or

(ii)       Violate any order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to ACQUIROR or HYBRID or any of their properties or assets.

(e)       Subsidiaries. ACQUIROR has one subsidiary, Red Iron Group, LLC, a Utah limited liability company.

(f)       Absence of Certain Changes. Since June 30, 2007, there has been no material change in either ACQUIROR's or HYBRID’s financial conditions, assets or liabilities.

(g)       Absence of Undisclosed Liabilities. Neither ACQUIROR nor HYBRID had, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after June 30, 2007 and would be individually or in the aggregate, material to the results of operation or financial condition of ACQUIROR or HYBRID.

(h)       Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against ACQUIROR or HYBRID or their properties. There are no actions, suits or proceedings pending, or, to the knowledge of ACQUIROR or HYBRID, threatened against or relating to ACQUIROR or HYBRID. ACQUIROR is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and ACQUIROR and HYBRID have, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to them, if any.

(i)       Contracts. Neither ACQUIROR nor HYBRID is not a party to any written or oral commitment for capital expenditures except as contemplated by this Agreement. Neither ACQUIROR nor HYBRID is not a party to, nor is its property bound by any written or oral, express or implied, agreement, contract or other contractual obligation including, without limitation, any real or personal property leases, any employment agreements, any consulting agreements any personal services agreements or any other agreements that require ACQUIROR or HYBRID to pay any money or deliver any assets or services. ACQUIROR and HYBRID have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect under any agreements or other documents to which they are a party.

(j)       Tax Matters. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of ACQUIROR and HYBRID have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of ACQUIROR and HYBRID. On the date of this Agreement, ACQUIROR and HYBRID are not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between ACQUIROR, HYBRID and any affiliate thereof shall be terminated as of the Closing Date.

(k)       Authority to Execute Agreement. The Boards of Directors of ACQUIROR and HYBRID, pursuant to the power and authority legally vested in them, have duly authorized the execution and delivery by ACQUIROR and HYBRID of this Agreement and the EXCHANGE SHARES, and have duly authorized each of the transactions hereby contemplated. ACQUIROR and HYBRID have the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof. ACQUIROR and HYBRID have taken all the actions required by law, their Certificates of Incorporation, as amended, their Bylaws, as amended, applicable state law or otherwise to authorize the execution and delivery of the EXCHANGE SHARES pursuant to the provisions hereof. This Agreement is valid and binding upon ACQUIROR and HYBRID in accordance with its terms.

(l)       Finder's Fees. ACQUIROR and HYBRID are not, and on the Closing Date, will not be liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

(m)       Books and Records. The books and records of ACQUIROR and HYBRID are complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects, all of the transactions therein described and there have been no transactions involving ACQUIROR or HYBRID which properly should have been set forth therein and which have not been accurately so set forth.

6.2       Disclosure. ACQUIROR and HYBRID have and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of ACQUIROR and HYBRID. ACQUIROR and HYBRID have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable grounds to know, may materially affect ACQUIROR's or HYBRID’s business and prospects. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to ACQUIREE or the OWNERS by ACQUIROR in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

Section 7
ACCESS AND INFORMATION

7.1       As to ACQUIREE. Subject to the confidentiality protections provided by subsection 10.4 herein, ACQUIREE shall give to ACQUIROR and to ACQUIROR'S counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of ACQUIREE properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to,

ACQUIREE, and furnish ACQUIROR during such period with all such information concerning ACQUIREE affairs as ACQUIROR reasonably may request.

7.2       As to ACQUIROR. Subject to the confidentiality protections provided by subsection 10.4 herein, ACQUIROR shall give to ACQUIREE, the OWNERS and their counsel, accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of ACQUIROR's properties, books, contracts, commitments, and records, if any, and shall furnish ACQUIREE and the OWNERS during such period with all such information concerning ACQUIROR's affairs as ACQUIREE and the OWNERS reasonably may request.

Section 8
COVENANTS OF ACQUIREE AND OWNER

8.1       No Solicitation. For a period of ninety (90) days from the date of this Agreement, ACQUIREE and the OWNERS will use their best efforts to cause their respective officers, employees, agents and representatives not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, to, any person or entity other than ACQUIROR and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving ACQUIREE, or any sale of any of their common stock or member interests or of the common stock or member interests held by such OWNERS except as otherwise disclosed in this Agreement. ACQUIREE will notify ACQUIROR immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of ACQUIREE business, or providing information to government authorities.

8.2       Conduct of Business Pending the Transaction. ACQUIREE and the OWNERS, to the extent within their control, covenant and agree with ACQUIROR that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless ACQUIROR shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, ACQUIREE and the OWNERS, to the extent within their control, will comply with each of the following:

(a)       ACQUIREE’S business shall be conducted only in the ordinary and usual course. ACQUIREE shall use reasonable efforts to keep intact their business organization and good will, keep available the services of their respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with them, and they shall immediately notify ACQUIROR of any event or occurrence which is material to, and not in the ordinary and usual course of business of ACQUIREE.

(b)       They shall not (i) amend the ACQUIREE’S Articles of Incorporation or Bylaws, (ii) split, combine, or reclassify any of ACQUIREE’S outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property.

(c)       ACQUIREE shall not (i) issue or agree to issue any additional securities or rights of any kind to acquire any securities, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

(d)       ACQUIREE shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

(e)       ACQUIREE shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of ACQUIROR.

(f)       ACQUIREE shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement.

(g)       ACQUIREE shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through (f) above.

(h)       ACQUIREE will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

(i)       ACQUIREE will comply with all laws and regulations applicable to it and its operations.

Section 9
COVENANTS OF ACQUIROR AND HYBRID

9.1       No Solicitation. For a period of ninety (90) days from the date of this Agreement, ACQUIROR will not discuss or negotiate with any other corporation, firm or other person or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or its assets, and will conduct business only in the ordinary course. Notwithstanding the foregoing, ACQUIROR shall be free to engage in activities mentioned in the preceding sentence, which are designed to further the mutual interests of the parties to this Agreement.

9.2       Conduct of ACQUIROR Pending Closing. ACQUIROR and HYBRID covenant and agree with OWNERS that, prior to the consummation of the transactions called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless OWNERS shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, ACQUIROR and HYBRID will comply with each of the following.

(a)       No change will be made in ACQUIROR's or HYBRID’s Articles of Incorporation or Bylaws, except for a name change, or in ACQUIROR's or

HYBRID’s authorized or issued shares of stock, except as contemplated in this Agreement or as may be first approved in writing by ACQUIREE.

(b)       No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors in ACQUIROR or HYBRID, except as may be first approved in writing by ACQUIREE.

(c)       They shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of their capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

(d)       They shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

(e)       They shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of ACQUIREE.

(f)       They shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of their assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement.

(g)       They shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through (f) above.

(h)       They will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by them, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by them.

(i)       They will comply with all laws and regulations applicable to them and their operations.

Section 10
ADDITIONAL COVENANTS OF THE PARTIES

10.1      Cooperation. Each of OWNERS, ACQUIREE, HYBRID and ACQUIROR will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

10.2      Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

10.3      Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

10.4      Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Section 6 herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature.  Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry in conjunction with the transaction contemplated by this Agreement. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

Section 11
NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1      None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Closing, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to b performed in whole or in part after the Closing and this Section 11.

Section 12
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

12.1      Conditions to Obligations of the Parties. The obligations of ACQUIROR, ACQUIREE and OWNERS under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 4.3(a), (b) and (c) herein, and fulfillment, prior to Closing, of each of the following conditions:

(a)       All representations and warranties made by ACQUIREE, OWNERS and ACQUIROR in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

(b)       ACQUIREE, OWNERS and ACQUIROR shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

(c)       All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

(d)       The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

12.2      Conditions to Obligations of ACQUIROR. The obligations of ACQUIROR to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

(a)       OWNERS will be required, at Closing, to submit an agreement confirming that all the EXCHANGE SHARES received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the EXCHANGE SHARES for a period of two years from the date of the Closing, except for those transfers falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance as set forth on Exhibit “F” hereto. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. OWNERS will be required to transfer to ACQUIROR at the Closing their respective ACQUIREE SHARES Stock Certificate(s), free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

(b)       All schedules, prepared by ACQUIREE shall be current or updated as necessary as of the Closing Date.

(c)       ACQUIREE shall have provided to ACQUIROR the ACQUIREE FINANCIAL STATEMENTS together with an update on any material change in the aforementioned financial statements.

(d)       Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

(e)       Each party covenants that, to the best of its knowledge, it has complied or will comply in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

12.3     Conditions to Obligation of ACQUIREE and OWNERS.  The obligations of ACQUIREE and OWNER to consummate the transactions contemplated herein are subject to satisfaction (or waiver by them) of the following conditions:

(a)       ACQUIROR shall have provided to ACQUIREE through June 30, 2007, all unaudited financial statements prepared in accordance with generally accepted accounting principles of ACQUIROR and HYBRID together with an update on any material change in the aforementioned financial statements.

(b)       Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

(c)       ACQUIROR and ACQUIREE shall agree to indemnify each other party against any liability to any broker or finder to which that party may become obligated.

(d)       The EXCHANGE shall be approved by the Board of Directors of each of OWNERS, ACQUIREE, HYBRID and ACQUIROR. Furthermore, the EXCHANGE shall be approved by the shareholders of OWNERS and of ACQUIROR, if deemed necessary or appropriate by counsel for the same, within sixty (60) days following execution of this Agreement. If such a meeting is deemed necessary, the management of OWNERS and ACQUIROR agree to recommend approval to their respective Shareholders and to solicit proxies in support of the same.

(e)       ACQUIROR and OWNERS and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

(f)       Both ACQUIROR and OWNERS shall have the right to waive any or all of the conditions precedent to their obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

Section 13
TERMINATION, AMENDMENT, WAIVER

13.1     This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of ACQUIROR, ACQUIREE and OWNERS under Section 10.4 hereof:

(a)       By mutual agreement of ACQUIROR and OWNERS;

(b)       If the Closing (as defined in Section 4) has not have taken place on or prior to August 31, 2007, this Agreement can be terminated upon written notice given by ACQUIROR or OWNERS which is not in material default;

(c)       By ACQUIROR, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of any OWNER in the representations and warranties set forth in the Agreement.

(d)       By OWNERS if, in the reasonable belief of OWNERS there has been a material misrepresentation or breach of warranty on the part of ACQUIROR in the representations and warranties set forth in the Agreement;

(e)       By ACQUIROR if, in its opinion or that of its counsel, the EXCHANGE does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in ACQUIROR'S opinion or that of its counsel, without unreasonable expense or effort;

(f)       By ACQUIROR or by OWNERS if either party shall determine in its sole discretion that the EXCHANGE has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party (it being understood and agreed that a written request by a governmental authority for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement);

(g)       By ACQUIROR if the business or assets or financial condition of ACQUIREE, taken as a whole, has been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by OWNERS if the business or assets or financial condition of ACQUIROR and/or HYBRID, taken as a whole, has been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

(h)       By ACQUIROR or OWNERS if, in the opinion of ACQUIROR'S independent accountants, it should appear that the combined entity will not be auditable to SEC accounting standards;

(i)       By OWNERS if ACQUIROR fails to perform material conditions set forth in sub-Section 12.1 and 12.3 herein;

(j)       By OWNERS if examination of ACQUIROR's and/or HYBRID’s books and records pursuant to Section 6 herein uncovers a material deficiency;

(k)       By ACQUIROR if either ACQUIREE or OWNERS fail to perform material conditions set forth in Sub-Section 12.1 and 12.2 herein; and

(l)       By ACQUIROR if examination of ACQUIREE’S books and records pursuant to Section 5 herein uncovers a material deficiency.

13.2    No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound.

13.3     In the event of termination of this Agreement by either ACQUIROR or OWNERS as provided in Section 13.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties or their respective officers or directors except with respect to Section 10, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither ACQUIROR nor OWNERS shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

Section 14
MISCELLANEOUS

14.1     Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to  the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

14.2     Binding Agreement.

(a)       This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

(b)       Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns.

14.3     Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

14.4     Severability. If any provisions hereof are to be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect or any other provision hereof.

14.5     Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided that neither this Agreement nor any right hereunder shall be assignable by ACQUIREE or ACQUIROR without prior written consent of the other party.

14.6     Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

14.7     Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Nevada.

14.8     Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in the State of Nevada in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement. The prevailing party may recover costs and reasonable attorney's fees.

14.9     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

IF TO ACQUIROR:	IF TO ACQUIREE:
Pukka USA, Inc.	Fire Ant Corporation
892 North 340 East	942 North 240 East
American Fork, UT 84003	American Fork, Utah 84003

IF TO HYBRID:	IF TO OWNERS:
Hybrid Dynamics Corporation	To the address set forth in the
892 North 340 East	Respective Exhibit F for each Owner
American Fork, UT 84003

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be considered to have been given until it is actually received by the respective party hereto.

All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.9 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last written below.

ACQUIROR: PUKKA USA, INC.

By: /s/ Paul Ressler	August 23, 2007
Name: Paul Ressler	Date
Title: President

HYBRID: HYBRID DYNAMICS CORPORATION

By: /s/ Paul Ressler	August 23, 2007
Name: Paul Ressler	Date
Title: President

ACQUIREE:

FIRE ANT CORPORATION

By: /s/ Leonard DuCharme	August 23, 2007
Name: Leonard DuCharme	Date
Title: President

OWNERS: Leonard A. DuCharme

By: /s/ Leonard A. DuCharme	August 23, 2007	750,000 shares
Name: Leonard A. DuCharme	Date	Exchange Shares
Title: Individual

Paul Ressler

By: /s/ Paul Ressler	August 23, 2007	750,000 shares
Name: Paul Ressler	Date	Exchange Shares
Title: Individual

Darren Jensen

By: /s/ Darren Jensen	August 23, 2007	500,000 shares
Name: Darren Jensen	Date	Exchange Shares
Title: Individual

EXHIBIT LIST

Exhibit "A-1"     UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HYBRID DYNAMICS CORPORATION.

Exhibit “A-2”     UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF PUKKA USA, INC.

Exhibit "B"         ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRCTORS OF FIRE ANT CORPORATION.

Exhibit “C”        ACQUIREE FINANCIAL STATEMENTS

Exhibit “D”        ACQUIROR FINANCIAL STATEMENTS

Exhibit “E”        ACQUIROR CAPITALIZATION & SHAREHOLDERS

Exhibit “F”        FORM OF INDIVIDUAL OWNER REPRESENTATION LETTER